Exhibit 4.6

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (the “Agreement”) made and entered into as of June 3, 1999, by and among FIBROGEN,INC., a Delaware corporation (the “Company”), and the parties who have executed this Agreement as Investors (the “Investors”).

THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1        “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2        “Holder” shall mean any holder of outstanding Registrable Securities which have not been sold to the public but only if such holder is an Investor or an assignee or transferee of registration rights permitted by Section 2.10.

1.3        “Piggy back Registration” shall have the meaning set forth in Section 2.1.

1.4        “Registration Expenses” shall have the meaning set forth in Section 2.5.

1.5        “Registrable Securities” shall mean all Common Stock of the Company issued or issuable upon conversion of the Company’s Series B Preferred Stock, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to the Registrable Securities, and any securities of the Company granted registration rights pursuant to Section 3.9 of this Agreement.

1.6        “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commissioner thereunder, all as the same shall be in effect at the time.

1.

ARTICLE 2

REGISTRATION RIGHTS

2.1        Piggy back Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of its Common Stock (i) for the Company’s own account (other than a registration statement on Form S 4 or S 8 or any substitute form that may be adopted by the Commission or a registration statement with respect to the first registered offering of the Company’s Common Stock to the public) or (ii) for the account of any holders of its Common Stock, then the Company shall give written notice of such proposed filing to each Holder as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of shares of Registrable Securities as such Holder may request on the same terms and conditions as the Company’s or such holder’s registration (a “Piggy back Registration”); provided, that the Holders shall have this right only (a) after the Company’s initial public offering, and (b) if the underwriters for the primary offering (in the case of a primary offering by the Company under clause (i) above) approve that secondary shares be included.

2.2        Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1. In such event, the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

2.3        Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter of an offering described in Section 2.2 hereof delivers a written opinion to the Company that the amount of Registrable Securities requested to be included in such offering by the Holders, the Company and any other persons exceeds the amount of such Registrable Securities which can be successfully sold in such offering, then the amount of Registrable Securities to be offered for the account of each Holder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that the proportion by which the amount of such Registrable Securities intended to be offered for the account of each participating

Holder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of each other Holder or person is reduced.

2.4        Plan of Distribution. The Company may require, as a condition precedent to its registration obligations under this Article 2, that each Holder promptly furnish in writing to the Company such information regarding such Holder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

2.5        Registration Expenses. All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Article 2, including, without limitation: (i) all registration and filing fees (including for filings with the Commission or the National Association of Securities Dealers, Inc.), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, and (v) fees and expenses of counsel and independent certified public accountants for the Company (all such expenses being herein called “Registration Expenses”), shall be paid by the Company except as otherwise expressly provided in this Section 2.5. Each participating Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of such Holder’s Registrable Securities and any counsel fees and other out of pocket expenses of such Holder.

2.6        Indemnification by the Company. The Company hereby agrees to indemnify, to the extent permitted by law, each Holder its partners, officers and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act, applicable state securities laws, common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with a Piggy back Registration, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such Holder in connection with such Piggy back Registration, provided the Company will not be liable pursuant to this Section 2.6 if such losses, claims, damages, liabilities or expenses have been caused by (a) any Holder’s failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such Holder with a sufficient amount of copies of the same or (b) any untrue statement or omission based upon information furnished to the Company by such Holder or controlling person for use in connection with the offering of securities.

2.7        Indemnification by the Holders of Registrable Securities. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such holder in connection with the Piggy back Registration; provided that no such Holder shall be liable under this Section 2.7 for any amounts exceeding the product of (i) the offering price per share of Registrable Securities pursuant to the registration statement in which such Holder is participating, multiplied by (ii) the number of shares of Registrable Securities being sold by such Holder pursuant to such registration statement. If the offering pursuant to any such registration is made through underwriters, each such Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder of the Company.

2.8        Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under Section 2.6 or Section 2.7 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

2.9        Contribution. If the indemnification provided for in Section 2.6 or Section 2.7 is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault.

2.10        Transfer of Registration Rights. The registration rights of any Holder under this Article 2 may be transferred by such Holder to a transferee of its Registrable Securities who agrees in writing to be bound by the provisions of this Agreement (a) if such transferee acquires at least 20% of such Holder’s Registrable Securities (or, if the transferring Holder acquired registration rights through a transfer pursuant to this Section 2.10, at least 200 6 of the Registrable Securities held by the original party to this Agreement), or (b) if such transferee is a partner, stockholder or member of such Holder, without restriction as to the minimum amount acquired.

ARTICLE 3

MISCELLANEOUS

3.1        Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

3.2        Governing Law. Except to the extent that the Delaware General Corporation Law shall be applicable with respect to matters relating to the internal corporate affairs of the Company, this Agreement and (unless otherwise provided) all amendments, supplements, waivers and consents relating thereto or hereto shall be governed by and construed in accordance with the laws of the State of California.

3.3        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.4        Headings. The headings of the Articles and Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

3.5        Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five business days after deposit in the United States mail, by first class mail, postage prepaid, and addressed (i) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor’s address as set forth in the books of the Company, or at such other addresses as the Company or such Investor may designate by ten days, advance written notice to the Investor or the Company, respectively. Investors with addresses outside of the United States shall be given such notice by facsimile at such Investor’s facsimile number as set forth in the books of the Company, or at such other facsimile number as the Investor may designate by ten (10) days’ written notice to the Company.

3.6        Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding at least fifty one percent of the Registrable Securities then outstanding.

3.7        Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

3.8        Entire Agreement; Effectiveness of Agreement; Termination of Prior Agreements. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. This Agreement shall become effective with respect to each Investor upon the execution of this Agreement by such Investor.

3.9        Additional Parties. From and after the date of this Agreement, the Company may grant registration rights under this Agreement to any holder or prospective holder of securities of the Company. Upon execution of a signature page to this Agreement by any such additional party and by the Company, such additional party shall be considered an Investor for all purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:	FIBROGEN, INC.

	By:	/s/ Thomas B. Neff

	Title:	CEO

	Address:	225 Gateway Boulevard
So. San Francisco, CA
94080

THE INVESTORS:	Slough Estates USA Inc.
(Print name of Investor)

/s/ R. W. Rohner
(Signature)

Randall W. Rohner, CFO
(Name and title of signatory if Investor is
not an individual)

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3.8        Entire Agreement; Effectiveness of Agreement; Termination of Prior Agreements. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. This Agreement shall become effective with respect to each Investor upon the execution of this Agreement by such Investor.

3.9        Additional Parties. From and after the date of this Agreement, the Company may grant registration rights under this Agreement to any holder or prospective holder of securities of the Company. Upon execution of a signature page to this Agreement by any such additional party and by the Company, such additional party shall be considered an Investor for all purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:	FIBROGEN, INC.

	By:	/s/ Thomas B. Neff

	Title:	CEO

	Address:	225 Gateway Boulevard
So. San Francisco, CA
94080

THE INVESTORS:	Bristow Investments L.P.
(Print name of Investor)

/s/ T.J. Bristow
(Signature)

T.J. Bristow – General Partner
(Name and title of signatory if Investor is
not an individual)

3.8        Entire Agreement; Effectiveness of Agreement; Termination of Prior Agreements. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. This Agreement shall become effective with respect to each Investor upon the execution of this Agreement by such Investor.

3.9        Additional Parties. From and after the date of this Agreement, the Company may grant registration rights under this Agreement to any holder or prospective holder of securities of the Company. Upon execution of a signature page to this Agreement by any such additional party and by the Company, such additional party shall be considered an Investor for all purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:	FIBROGEN, INC.

	By:	/s/ Thomas B. Neff

	Title:	CEO

	Address:	225 Gateway Boulevard
So. San Francisco, CA
94080

Laurence S. Shushan and Magdalena Shushan, Trustees of the Laurence and
THE INVESTORS:	Magdalena Shushan Family Trust
(Print name of Investor)

/s/ Laurence Shushan, Trustee
(Signature)

Laurence Shushan, Trustee
(Name and title of signatory if Investor is
not an individual)

/s/ Magdalena Shushan, Trustee
(Signature)

Magdalena Shushan, Trustee
(Name and title of signatory if Investor is
not an individual)

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